SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 15, 1996




Micro Holding Corp. (formerly Micro Care, Inc.)
(Exact name of Registrant as specified in its charter)


          Delaware                    33-28214-NY              11-2714923
(State or other jurisdiction of       (Commission           (I.R.S. Employer
incorporation or organization)        File Number)        Identification Number)

1952 Jericho Turnpike, East Northport, New York                  11731
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  (516) 462-6700


- --------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

Item 1.   Changes in Control of Registrant


          The following changes were effected in the board of directors or management of the Company:

          Directors:

               James J. Charles
               Seema Wasil
               Rahul Rametra

          Executive Officer:

               James J. Charles         President and Chief
                                        Executive Officer,
                                        Treasurer and Chief
                                        Financial Officer

               Seema Wasil              Secretary


          JAMES J. CHARLES, age 53, was on April 15, 1996 appointed a Director, President and Chief Executive Officer of the Company. He has since 1990 been a financial consultant to several publicly held corporations. Prior to 1990, he was a partner in Ernst & Young, LLP. He is a certified public accountant licensed in the state of New York.

          SEEMA WASIL, age 27, was on April 15, 1996 appointed a Director and Secretary of the Company. She has since September 1995 been working in the accounting department of a public company. Prior to 1995, she worked for three years as an accountant for a small accounting firm. She graduated from Hofstra University in 1991 with a Bachelor of Business Administration.

          RAHUL RAMETRA, age 23, was on April 15, 1996 appointed a Director of the Company. He has been a sales manager for Sun Computers & Software, Inc. since December 1994. Prior to 1994, he was a student at the State University of New York-Stony Brook from which he received a Bachelor of Science in Business Management.

Item 6.   Resignations of Registrants Directors


          As of 6:30 PM on April 15, 1996: Stephen Solomon resigned as President and Director of the Company; Theodore Leder resigned as Treasurer and Director of the Company; and Surinder Rametra resigned as a Director of the Company.

          The said resignations were not because of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.


                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        MICRO HOLDING CORP.



                                        By: /s/ James J. Charles
                                           -------------------------------------
                                            James J. Charles, President



Dated: June 20, 1996